                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                        WALLACE COMPUTER SERVICES, INC.

     As set forth in Section 2 of the Supplement (as defined below), this revised Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Shares"), of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), and/or certificates for the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of March 14, 1990, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"), are not immediately available (including because certificates for Rights have not yet been distributed by the Company or the Rights Agent) or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This revised Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase and Section 2 of the Supplement.

                         TO: CITIBANK, N.A., DEPOSITARY

           By Mail:              By Facsimile Transmission:              By Hand:
        Citibank, N.A.           (For Eligible Institutions           Citibank, N.A.
       c/o Citicorp Data                    Only)                 Corporate Trust Window
      Distribution, Inc.               (201) 262-3240           111 Wall Street, 5th Floor
         P.O. Box 7072                                              New York, New York
   Paramus, New Jersey 07653
     By Overnight Courier:          Confirm by Telephone:              By Facsimile:
        Citibank, N.A.                 (800) 422-2066                 (201) 262-3240
       c/o Citicorp Data
      Distribution, Inc.
        404 Sette Drive
   Paramus, New Jersey 07652

     DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS REVISED NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to FRDK, Inc., a New York corporation (the "Purchaser") which is a wholly owned subsidiary of Moore Corporation Limited, a corporation incorporated under the laws of Ontario ("Moore"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 2, 1995 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto, dated October 12, 1995 (the "Supplement") and in the related revised Letter of Transmittal (which, together with any amendments or supplements collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and Rights (as such terms are defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Supplement.

Number of Shares
---------------------------------

Number of Rights
---------------------------------

Certificate Nos. (if available):

------------------------------------------------------

------------------------------------------------------

(Check one box if Shares or Rights will
be tendered by book-entry transfer)

/ / The Depository Trust Company

/ / Midwest Securities Trust Company

/ / Philadelphia Depository Trust Company

Account Number
------------------------------------------------------
Name(s) of Record Holder(s):

------------------------------------------------------
                                  PLEASE PRINT

Address(es):
------------------------------------------------------

------------------------------------------------------
                                              ZIP CODE

Area Code and
Tel. No.:
------------------------------------------------------

Signature(s)
------------------------------------------------------

------------------------------------------------------

Dated:
------------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares and/or Rights, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents (a) in the case of Shares, within three trading days after the Expiration Date (as defined in the Offer to Purchase) and (b) in the case of Rights, within a period ending on the later of (i) three trading days after the Expiration Date or (ii) three business days after the date certificates for Rights are distributed to stockholders by the Company or the Rights Agent.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm
--------------------------------------------     --------------------------------------------
                                                 Authorized Signature
Address:                                         Name:
--------------------------------------------     --------------------------------------------
                                                 Please Print
                                                 Title:
--------------------------------------------     --------------------------------------------
                                    Zip Code
Area Code and
Tel. No.:                                        Dated:
--------------------------------------------     --------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE;
      CERTIFICATES FOR SHARES AND/OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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